EXHIBIT 10.68
CORNERSTONE THERAPEUTICS INC.
Incentive Stock Option Agreement
Granted Under 2004 Stock Incentive Plan
1.	Grant of Option.
     This agreement evidences the grant by Cornerstone Therapeutics Inc., a Delaware corporation (the “Company”), on                      , 200[___] (the “Grant Date”) to [                    ], an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), a total of [                    ] shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $[                    ] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [                    ] (the “Final Exercise Date”).
     It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2.	Vesting Schedule.
     This option will become exercisable (“vest”) as to [25]% of the original number of Shares on [the [first] anniversary of the Grant Date]1 and as to an additional [2.09]% of the original number of Shares at the end of each successive [one-month] period following [the [first] anniversary of the Grant Date]2 until [the [fourth] anniversary of the Grant Date]3.
     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
3.	Exercise of Option.
     (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may

[1]	If the Participant is a new employee, the vesting schedule will relate to the date of hire of the employee and not to the actual Grant Date. Accordingly, replace the bracketed language with the date that is [one] year from the date of hire.

[2]	If the Participant is a new employee, replace the bracketed language with the date that is [one] year from the date of hire.

[3]	If the Participant is a new employee, replace the bracketed language with the date that is [four] years from the date of hire.

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purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.
     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).
     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.
     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
     (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.
4.	Tax Matters.
     (a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

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     (b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.
5.	Nontransferability of Option.
     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
6.	Provisions of the Plan.
     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.
     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

CORNERSTONE THERAPEUTICS INC.
Dated: _________	By:
Name:
Title:

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PARTICIPANT’S ACCEPTANCE
     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2004 Stock Incentive Plan.

PARTICIPANT:

Address:

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NOTICE OF STOCK OPTION EXERCISE
Date:                     , 200[_]1
Cornerstone Therapeutics Inc.
1255 Crescent Green Drive
Suite 250
Cary, NC 27518
Attention: Treasurer
Dear Sir or Madam:
     I am the holder of an Incentive Stock Option granted to me under the Cornerstone Therapeutics Inc., a Delaware corporation (the “Company”), 2004 Stock Incentive Plan on                     2 for the purchase of                     3 shares of Common Stock of the Company at a purchase price of $                    4 per share.
     I hereby exercise my option to purchase                     5 shares of Common Stock (the “Shares”), for which I have enclosed                     6 in the amount of                     7. Please register my stock certificate as follows:

Name(s): _______________________[8]

_______________________

Name(s): _______________________

[1]	Enter the date of exercise.

[2]	Enter the date of grant.

[3]	Enter the total number of shares of Common Stock for which the option was granted.

[4]	Enter the option exercise price per share of Common Stock.

[5]	Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.

[6]	Enter “cash”, “personal check” or if permitted by the option or Plan, “stock certificates No. XXXX and XXXX”.

[7]	Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.

[8]	Enter name(s) to appear on stock certificate: (a) your name only; (b) your name and an other name (e.g., John Doe and Jane Doe, Joint Tenants With Right of Survivorship); or (c) in the case of a Nonstatutory option only, a Child’s name, with you as custodian (i.e., Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences of registering shares in a Child’s name.

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     Tax I.D. #:                                                              9

Very truly yours,

(Signature)
Name: ________________________

[9]	Social Security Number of Holder(s).